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                                                                    EX-99.B5 app


[LOGO] FOR APPLICATION QUESTIONS OR ASSISTANCE,  APPLICATION FOR THE PERSPECTIVE
       PLEASE CALL 800/766-4683 (7:00 A.M. TO         FIXED AND VARIABLE ANNUITY
       6:00 P.M. MT).

                                                               USE DARK INK ONLY

[LOGO]  ANNUITANT INFORMATION

Name (Print as desired in policy)             Are you a U.S. citizen?
                                               / / Yes         / / No

Social Security Number/Federal I.D. / / / / - / / / - / / / /

Date of Birth                             Age                 Sex

Address (Number and Street)

City                                      State          ZIP

Phone  / / / /-/ / / / - / / / / / /

Policy Number (Home Office Use Only)


[LOGO]  JOINT ANNUITANT (Optional)


Name                                          Are you a U.S. citizen?
                                               / / Yes         / / No

Social Security Number/Federal I.D. / / / / - / / / - / / / / /

Date of Birth                        Relationship


THE OWNER (If other than Proposed Annuitant)


Name                                          Are you a U.S. citizen?
                                              / / Yes     / / No

Date of Birth              Relationship

Social Security Number/Federal I.D. / / / / - / / / - / / / /

Address (Number and Street)

City                          State         ZIP

Phone / / / / - / / / - / / / /


JOINT OWNER / /  (Must be spouse of owner)


Name

Date of Birth              Relationship

Social Security Number/Federal I.D. / / / / - / / / - / / / /


[LOGO]  THE BENEFICIARY


(PRIMARY) NAME

Date of Birth              Relationship

                           CONTINGENT NAME

                           Date of Birth         Relationship


CAPITAL PROTECTION PROGRAM


 Capital Protection Program?    / / Yes     / / No
 Which guaranteed option do you intend for the Capital Protection
 Program?   / / 1 year   / / 3 year   / / 5 year    / / 7 year
 Now that you have determined which guaranteed option you intend to use, indicate below how you would like the balance of your initial investment allocated:

PREMIUM ALLOCATION (Whole percentages -- must total 100%)

[LOGO]

              JNL(R)  Capital Growth                    _____%
              JNL Aggressive Growth                     _____%
              JNL/Alger Growth                          _____%
              JNL Global Equities                       _____%
              JNL/Putnam Growth                         _____%
              JNL/Putnam Value Equity                   _____%
              PPM/JNL Balanced                          _____%
              PPM/JNL Money Market                      _____%
              PPM/JNL High Yield Bond                   _____%
              T. Rowe Price/JNL Established Growth      _____%
              T. Rowe Price/JNL Mid-Cap Growth          _____%
              T. Rowe Price/JNL Internat'l Equity       _____%
              Salomon Bros/JNL Global Bond              _____%
              Salomon Bros/JNL US Gov't & Qlty Bond     _____%
              Guaranteed Options
                1 year _______%   5 year _______%
                3 year _______%   7 year _______%

Subsequent payments will be invested as indicated in Premium Allocation above unless the Company is otherwise instructed.


[LOGO]  PREMIUM PAYMENT


Initial premium with application  $_________________
IRC 1035 Exchange?                / / Yes     / / No

Will this annuity replace any existing life insurance or annuity?
/ / Yes    / / No      Details:

Company_________________________________________

Policy No.______________________________________

Have you completed a State Replacement form (where required)?

/ / Enclosed    / / Not required


[LOGO]  ANNUITY TYPE


                  PLAN TYPE                       TYPE OF TRANSFER
/ /  Non-tax Qualified                          / / IRC 1035
     Exchange
/ /  IRA-Individual     Contribution year____   / / Direct Transfer
/ /  IRA-Spousal        Contribution year____   / / Direct Rollover
/ /  IRA-Custodial      Contribution year____   / / Non-direct Rollover
/ /  IRA-SEP            Contribution year____   / / Trustee to Trustee
                                                    Transfer
/ /  401(k) Qualified Savings Plan
/ /  HR-10 (KEOGH) Plans
/ /  Other__________________


                                                (NOT FOR AZ, FL, OH, KY, NJ, PA)
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[LOGO]  DOLLAR-COST AVERAGING
        (Minimum $15,000)


I authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from all variable accounts and the one-year guaranteed account. (Check transfer frequency.)

/ /  Monthly  / / Quarterly  / / Semiannually  / / Annually
Please make the first transfer on __/__/19__ (m/d/y)
Source Fund                           Destination fund            Amount
(One source fund only)
______________________________   ____________________________    $________
______________________________   ____________________________    $________
______________________________   ____________________________    $________
______________________________   ____________________________    $________
______________________________   ____________________________    $________


[LOGO]  REBALANCING


Rebalancing to begin on____/____/____ (date).
Rebalancing should occur:
/ /  Monthly     / /  Quarterly     / /  Semiannually     / /  Annually


[LOGO]  TELEPHONE TRANSFER/WITHDRAWAL PRIVILEGE


        I (We) authorize and direct Jackson National Life Insurance Company
(JNL) to act on instructions given by telephone from any person who can furnish proper identification. Telephone transfers/withdrawals are subject to the terms and provisions in the Prospectus. Neither JNL nor its agents or [INITIAL] representatives who act on its behalf shall be subject to any claim, loss, liability, cost or expense in connection with a telephone transfer/withdrawal if JNL or such other person acted on telephone instructions in good faith in reliance on this authorization.


[LOGO]  PRE-AUTHORIZED CHECK
        (Attach voided check)

I authorize JNL to withdraw $ ________________________________________
starting __________ (month), 19 ______ from my checking account for future premiums to the Contract with the following frequency:

          / /  Monthly   / /  5th      or     / /  20th
          / /  Quarterly (20th of January, April, July and October)


IMPORTANT: MAKE ALL CHECKS PAYABLE ONLY TO JACKSON NATIONAL LIFE INSURANCE
COMPANY

1. I hereby represent to the best of my knowledge and belief that each of the statements and answers contained above are full, complete and true.

2. The Social Security or taxpayer identification number shown above is certified to be correct.

3. I UNDERSTAND THAT ANNUITY PREMIUMS, BENEFITS, AND SURRENDER VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF JNL, ARE VARIABLE AND MAY BE INCREASED OR DECREASED, AND THE DOLLAR AMOUNTS ARE NOT GUARANTEED.

4. I have been given a current Prospectus for this variable annuity and for each Series listed above.

5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.

6. I UNDERSTAND THAT AMOUNTS PAYABLE FROM THE GUARANTEED ACCOUNT OPTION UNDER THIS CONTRACT ARE SUBJECT TO AN INTEREST RATE ADJUSTMENT IF WITHDRAWN OR TRANSFERRED PRIOR TO THE END OF THE APPLICABLE GUARANTEED PERIOD.

 Dated and signed                                                             Signature of Annuitant
at ________________________________________ on ____________ 19 ________       _____________________________________________________
                  City              State                                     Signature of Owner if other than Annuitant      Title
                                                                              _____________________________________________________
                                                                              Joint Owner or Joint Annuitant
                                                                              _____________________________________________________

REGISTERED REPRESENTATIVE STATEMENT
Agent statement. To the best of my knowledge and belief, this application / / WILL / / WILL NOT replace any life insurance or annuities. I have complied with requirements for disclosure and/or replacement as necessary.
I certify that I am authorized and qualified to discuss the Contract herein applied for.

Agent/Representative's Full Name (Please Print)                            Phone No.
___________________________________________________________________________________________________________________________________
Address                                                                    City                                         State
___________________________________________________________________________________________________________________________________
Signature of Agent/Representative                (ID #  -- FL only)        Date
___________________________________________________________________________________________________________________________________
Broker/Dealer Name and No.                                                 Agent Number


APPLICATION, FUNDS AND TRANSFER PAPERWORK SHOULD BE SENT TO:                                   [LOGO]
      Jackson National Life Service Center                                        Jackson National Life Insurance Company
               P.O. Box 378002                                                    ---------------------------------------
              Denver, CO  80237                                                      Insuring your financial future.(R)
                                                                                       Home Office: Lansing, Michigan
          FOR OVERNIGHT DELIVERIES:                                                    http://www.jacksonnational.com
      Jackson National Life Service Center                                                      800/766-4683
         8055 East Tufts Ave., 2nd Floor
               Denver, CO  80237
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